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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors' Stock Option Plan of Avigen, Inc. of our report dated July 28, 2000, with respect to the financial statements of Avigen, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
February 26, 2001